ESCROW AGREEMENT


         This ESCROW AGREEMENT is made and entered into this 20th day of August 2001, by and between Pre-Settlement Funding Corporation, a Delaware Corporation (the "Company"); Three Arrows Capital Corp. (the "Underwriter") and The Business Bank, (the "Escrow Agent").

         Background. Pursuant to the Offering of the Company dated on or about September 1, 2001, the Company is offering for sale through Three Arrows Capital Corp., shares of common stock (the "Shares"), $.001 par value per share, of the Company (the "Common Stock") at a price of $1.00 per share (the "Offering"). Those persons who desire to purchase shares ("Subscribers") are required to execute and deliver to the Underwriter a subscription agreement ("Subscription Agreement") and are required to pay the purchase price of the shares subscribed for by check, directed or made payable, to the Escrow Agent as escrow agent for the Company. Checks will be sent by the Underwriter for deposit no later than noon of the first business day following receipt.


         The sale of any shares pursuant to the Offering is subject to various conditions, including the receipt of acceptable Subscriptions and payment in respect of the shares of Common Stock. The purpose of this Escrow Agreement is to assure that no proceeds of the Offering are disbursed to or on behalf of, the Company until the conditions set forth herein shall be satisfied. Once acceptable Subscriptions and funds for the minimum number of shares have been received, the Escrow Agent, pursuant to this Escrow Agreement, funds will be released to the Company. The parties hereto, wish to set forth herein the terms and conditions governing the escrow account and the funds being delivered to and held by the Escrow Agent.

         NOW  THEREFORE,   in   consideration  of  the  mutual  promises  herein
contained, each intending to be legally bound hereby, the parties hereto agree as follows:


         1. Escrow Agent. On behalf of the Subscribers, the Company hereby designates and appoints The Business Bank as Escrow Agent to serve in accordance with the terms and conditions of this Escrow Agreement and the Escrow Agent agrees to act as such Escrow Agent in accordance with the terms and conditions of this Escrow Agreement. The Business Bank is a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934.


         2. Creation of Escrow. At any time and from time to time after the date hereof until completion of the Offering and Closing thereunder, the Underwriter shall cause to be delivered to the Escrow Agent, from the Subscribers, funds or instruments payable to the Escrow Agent as escrow agent representing the purchase price of shares subscribed for by Subscribers. The Escrow Agent shall accept and hold in escrow all such funds so received by it for deposit in escrow hereunder (the "Escrowed Funds") until released as set forth herein. The Escrow Agent shall maintain books and records of account detailing the source of all funds received by the Escrow Agent.

         3. Investment of Escrowed Funds. Pending release from escrow, the Escrowed Funds shall be invested by the Escrow Agent in interest bearing short-term United States government securities or other short-term federally insured money market investments, which are readily liquid. All interest accrued on the Escrowed Funds or interest earned on the Escrowed Funds shall be retained by the Escrow Agent as part of the Escrowed Funds and released in accordance with the provisions of this Escrow Agreement. It is acknowledged and agreed that the Escrowed Funds, including any interest or earnings thereon, are not assets or deposit liabilities of the Escrow Agent or the Company, but constitute funds submitted to the Escrow Agent by the Subscribers for safekeeping, pending disbursement in accordance with the provisions of this Escrow Agreement.

         4. Information. The Company has undertaken responsibility for tax reporting of the interest or other amounts earned on the Escrowed Funds with respect to each Subscriber in the event of the release of Escrowed Funds in accordance with the provisions of Section 5(b) hereof, and disbursement of said interest or other earnings to Subscribers. From time to time upon the request of the Underwriter as agent for the Subscribers, the Escrow Agent shall furnish to the Underwriter a statement of the amount of Escrowed Funds held by the Escrow Agent, the approximate amount of any accrued interest thereon, and such information as the Underwriter may reasonably request, The Escrow Agent shall immediately notify the Underwriter if any check or instrument representing Escrowed Funds or other purported transfer to Escrow Agent of Escrowed Funds fails to result in the actual delivery of funds to the Escrow Agent.

         5.  Release of Escrowed Funds.


         (a) Release of Escrowed Funds to the Company. Immediately upon the receipt of the Officer's Certificate of the Company as described below, the Escrow Agent shall release and deliver to the Company such portion of the Escrowed Funds as represents payment of the purchase price of shares in respect of which the Company has accepted Subscriptions plus all interest or other earnings accrued on such portion of the Escrowed Funds. The Escrow Agent shall not release any portion of the Escrowed Funds to the Company unless the following condition (the "Condition") shall have been satisfied: it has received a certification of the President or Chairman of the Board of Directors of the Company to the effect that (i) the Company has received acceptable Subscriptions (including payment in full of the purchase price) with respect to not less than 200,000 shares, and has accepted Subscriptions with respect to not less than 200,000 shares, and all terms of the Offering have been complied with. Such certification shall also indicate the number of shares with respect to which Subscriptions have been accepted and the number of shares, if any, and identity of the Subscribers with respect to which Subscriptions have been rejected. Notwithstanding anything to the contrary contained herein, the delivery of the foregoing certification shall be in the sole discretion of the Company, and nothing contained herein shall constitute any obligation, express or implied, of the Company to deliver such certification, or to deliver it at any specified time.

         (b) Release of Escrowed Funds to Subscribers. Immediately after receiving a certification of the President or Chairman of the Board of Directors of the Company to the effect that the Company has either (i) terminated the Offering in whole or in part; or (ii) rejected, revoked or canceled in whole or in part any Subscription; or if the Condition shall not have been satisfied prior to September 1, 2002 then the Escrow Agent shall return to the Subscriber whose Subscription shall have been rejected, revoked or canceled, in whole or in part, as a result of termination of the Offering, the failure of satisfaction of the Condition prior to September 1, 2002 or otherwise, Escrowed Funds representing such Subscriber's rejected, revoked or canceled payments, or all Subscribers' payments in the event of termination of the Offering as a whole or the failure of satisfaction of the Condition, without such Subscriber's share of any interest or other earnings accrued on such portion of the Escrowed Funds.


         6. Limitation of Liability. It is agreed that the duties of the Escrow Agent are limited to those herein specifically provided and are ministerial in nature. It is further agreed that the Escrow Agent shall incur no liability whatsoever except by reason of its willful misconduct, gross negligence or bad faith. The Escrow Agent shall be under no obligation in respect to amounts held in escrow hereunder other than faithfully to follow the instructions herein contained or delivered to the Escrow Agent in accordance with this Escrow Agreement. It shall not be required to institute legal proceedings of any kind. It shall have no responsibility for the genuineness or validity of any document or other item deposited with it, and it shall be fully protected in acting in accordance with the Escrow Agreement upon written instructions given to it and reasonably believed by it to have been duly executed by the Company or Underwriter in accordance herewith. The Company shall indemnify and hold the Escrow Agent harmless with respect to anything done by the Escrow Agent in good faith in any and all matters covered by this Agreement in accordance with the instructions or provisions set forth herein. Neither the Escrow Agent nor any of its Officers, Directors or employees have reviewed the Offering nor have they or do they make any representations, or statements regarding the truth, accuracy or effectiveness of the Offering.

         7. Compensation. The Company shall pay all compensation, expenses and other charges of the Escrow Agent relating to its services hereunder, including all fees and commissions relating to the investment of the aforesaid escrowed funds, for so long as the Escrow Agent holds any amount in Escrow hereunder. The Escrow Agent shall not make any deduction or setoff of the amount of compensation for its services hereunder (including all expenses, fees and commissions) against the Escrowed Funds.

         8. Resignation. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to the Company and Underwriter and, upon the appointment of a successor Escrow Agent as hereinafter provided, shall be discharged from any further duties hereunder. In the event of such resignation, a successor Escrow Agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor Escrow Agent shall deliver to the Company and Underwriter a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all of the unaccrued rights and duties of the Escrow Agent hereunder and shall be entitled to receive all of the then remaining amounts held in escrow hereunder.

         9. Termination. This Escrow Agreement shall terminate upon the earlier of, (i) the receipt by the Escrow Agent of a written notice of termination signed by the Company accompanied by sufficient certifications or other documentation to verify that all Subscriptions and commitments to which the Escrowed Funds relate shall have been accepted and certificates representing such Shares issued, or rejected in whole; or (ii) the distribution of all of the Escrowed Funds in accordance with this Escrow Agreement. Upon termination pursuant to clause (i) above, the Escrow Agent shall deliver any Escrowed Funds remaining after return to Subscribers of Escrowed Funds representing rejected Subscriptions as instructed in such notice of termination in accordance with the provisions of Section 5(b) hereof

         10. Notices. Except as otherwise provided in this Agreement, any notice or other communication hereunder shall be in writing and shall be deemed delivered upon personal delivery or upon receipt if sent by facsimile transmission, express delivery service or mailed by registered or certified first class mail, postage prepaid, and addressed as follows:


         To the Company:   Pre-Settlement Funding Corp.
                                    927 South Walter Reed Drive, Suite 5
                                    Arlington, VA 22204
                                     Attention: Darryl Reed, President
                                      =========
                                    Phone: (703) 892-4123
                                    Fax: (703) 892-4120


         To the Escrow Agent:       The Business Bank
                                    8399 Leesburg Pike
                                    Vienna, VA 22101
                                    Attention: Harold C. Rauner, President
                                    Phone: (703) 734-0070
                                    Fax: (703) 556-0654

         To the Underwriter:        Three Arrows Capital Corp.
                                    7517 Westfield Drive
                                    Bethesda, MD 20817-6627
                                    Attention:  Ronald Peterson, President
                                    Phone: (301) 229-6240
                                    Fax: (301) 229-5462

or to such other addresses or persons as the parties, from time to time, may furnish one another by notice given in accordance with this section.

         11.      Miscellaneous.

                  (a) Assignment. This Escrow Agreement and the rights of the parties hereunder may not be assigned by the Escrow Agent without the consent of the Company and Underwriter, which consent may be withheld in the absolute discretion of the Company and Underwriter, and any attempted assignment in Violation of this Section 11 (a) shall be void. This Escrow Agreement and all action taken hereunder in accordance with its terms shall be binding upon and inure to the benefit of each of the parties hereto and its respective successors, permitted assigns, heirs, and legal representatives.

                  (b) Amendment. This Escrow Agreement may be amended, consistent with the protection of the interests of the Subscribers, upon written notice to the Escrow Agent at any time by the Company or Underwriter, however the duties, responsibilities or compensation of the Escrow Agent may not be modified without its consent.

                  (c) Waiver, Waiver of any term or condition of this Escrow Agreement by any party shall not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term, or condition of this Escrow Agreement.

               (d) Governing Law. This Escrow Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

                  (e) Integration. This Escrow Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and there are no other agreements, covenants, representations or warranties except as set forth herein.

               (f)  Authority.   Each  party  executing  this  Escrow  Agreement
          warrants its authority to execute this Escrow Agreement.

                  (g) Counterparts. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  (h) Attorneys Fees. In the event Escrow Agent is required to seek legal advise, take any legal action or defend any legal action the Company shall reimburse Escrow Agent for all attorney's fees and costs associated therewith, which are incurred by Escrow Agent.

                  (i) Beneficiaries. The terms and provisions of this Escrow Agreement shall create no right in any person, firm or corporation other than the parties and their respective successors and assigns and no third party shall have the right to enforce of benefit from the terms hereof.

               (j) Transmittal. The Underwriter specifically agrees to transmit all received funds to the Escrow Agent no later than noon of the day following receipt.

               (k) Commencement of the Offering. The Escrow Period will commence upon qualification of the Offering by the Securities and Exchange Commission.

               (l) Collected Funds. The phrase  "collected funds" relates to the
          total  amount  of  funds   received  by  the  Escrow  Agent  from  the
          Underwriter.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be signed the day and year first above written,

ATTEST:

                     Pre-Settlement Funding Corporation



                     By:
                              -=================----------------

                     Name:    Darryl W. Reed
                     Title:   President


                     Three Arrows Capital Corp.



                     By:
                               -==================--------------

                     Name:     Ronald Peterson
                     Title:             President


                     The Business Bank


                     By:       ____________________________

                     Name:     ____________________________
                                ===========================
                      Title:   _____________________________
                       =====================================